Exhibit 99.1

Hawker Beechcraft

News Release

Press contact:	Investor Relations contact:

Andrew Broom	Jim Sanders
+1.316.676.8674	+1.316.676.3050
andrew_broom@hawkerbeechcraft.com www.hawkerbeechcraft.com

Hawker Beechcraft Acquisition Company, LLC Reports its First Quarter 2008 Results

WICHITA, Kan. (May 7, 2008) – Hawker Beechcraft Acquisition Company, LLC (HBAC) reported continued strong market acceptance and demand for its products, resulting in net bookings of $1.1 billion during the three months ending March 30, 2008. This continued strong order activity resulted in a record backlog of $6.8 billion.

Net sales for the three months ending March 30, 2008 were $576.5 million. The company delivered 72 business and general aviation aircraft consisting of 20 jet, 29 turbo-prop and 23 piston aircraft. During the quarter, the company launched a reorganization of its Little Rock Hawker completions operations. This reorganization effort will support the increased aircraft completion volumes that are associated with the introduction of two new aircraft, the Hawker 750 and Hawker 4000, this year. These reorganization activities impacted the normal completion cycle for aircraft during the quarter, resulting in the delivery of five Hawker 900XP and one Hawker 850XP being shifted to the second quarter. HBAC’s trainer segment also delivered 17 T-6A aircraft to the US Government during the first quarter.

The company recorded an operating loss of $1.5 million for the quarter. The loss was the consequence of an $18.4 million charge related to early production Hawker 4000 aircraft. This resulted from an increase in the cost to conform the early aircraft to the final type design. Also included in the operating results were non-cash charges of $22.1 million resulting from increased depreciation and amortization expense due to step-up in the cost basis of long-term assets and from foreign currency derivative contracts, all incurred as a result of purchase accounting related to the acquisition of HBAC.

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Operating cash consumed during the three months ending March 30, 2008 totaled $181.9 million. This resulted from a growth in inventory in connection with increased build rates and the delay in aircraft deliveries noted previously.

“While disappointed by this quarter’s operating results, we are still extremely excited about our record billings, increasing backlog and our position in the market,” said Jim Schuster, chairman and CEO of Hawker Beechcraft Corporation. “The end of the first quarter marks a tremendous first full year as Hawker Beechcraft, having solidified our future as the largest privately-held aircraft manufacturer in the world. We invested in new products, expanded infrastructure and added talented people – strategically positioning our brands for continued growth worldwide.”

Financial and other information for the three months ending March 30, 2008 is available on the Company’s Web site at www.hawkerbeechcraft.com. An earnings call will be held on Tuesday, May 13, 2008 at 9:00 am CDT.

Earnings Conference Call:

HBAC’s earnings results conference call for the three months ending March 30, 2008 will be held Tuesday, May 13, 2008 at 9:00 a.m. CDT. To attend, please register at https://cossprereg.btci.com/prereg/key.process?key=PYCEAA9HH.

Once you have registered, you will be provided with the information you need to join the conference call, including dial-in numbers and pass codes. A recording of the earnings call will be posted to the Company’s Web site on the afternoon of May 13, 2008 and will remain available for 45 days.

Hawker Beechcraft Corporation is a world-leading manufacturer of business, special-mission and trainer aircraft – designing, marketing and supporting aviation products and services for businesses, governments and individuals worldwide. The company’s headquarters and major facilities are located in Wichita, Kan., with operations in Salina, Kan.; Little Rock, Ark.; and Chester, England, U.K. The company leads the industry with a global network of over 100 factory-owned and authorized service centers. For more information, visit www.hawkerbeechcraft.com.

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This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including statements that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results may differ significantly from those envisaged by our forward-looking statements. Among the factors that could cause actual results to differ materially from those described or implied in the forward-looking statements are general business and economic conditions, production delays resulting from lack of regulatory certifications and other factors, competition in our existing and future markets, lack of market acceptance of our products and services, the substantial leverage and debt service resulting from our indebtedness, loss or retirement of key executives and other risks disclosed in our filings with the Securities and Exchange Commission.